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                                                                    Exhibit 23.1

                   Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement on Form S-4 for $150 million of 11.5% Senior Subordinated Notes due 2006.

                                                     /s/ Arthur Andersen LLP

                                                     Arthur Andersen LLP


Louisville, Kentucky
February 8, 1999